Exhibit 10.18

SECURED PROMISSORY NOTE

$[__________]	March [__], 2014

This Secured Promissory Note (“Note”) is being issued by Enerpulse Technologies, Inc., a Nevada corporation (the “Company”), with principal offices at 2451 Alamo Ave SE, Albuquerque, New Mexico 87106, to [     ], a [________] (the “Holder”). [Contemporaneously with the issuance of this Note, the Company is also issuing to the Holder a warrant to purchase [____] shares of the Company’s common stock, par value $0.001 per share, in the form attached hereto as Exhibit A.]

For value received, the Company promises to pay to the Holder, its successors or assigns, the principal sum of [ ($_0,000.00)], and to pay simple interest on the unpaid principal balance from this date at the annual rate of the lower of (i) twelve percent (12.0%) or (ii) the highest rate permissible by law. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) [INSERT DATE THAT IS 60 DAYS FROM ISSUANCE], 2014 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default (as defined below), such amounts are declared due and payable by the Holder or made automatically due and payable, in each case, in accordance with the terms hereof.

This Note is secured to the extent and in the manner set forth in the form of Security Agreement attached hereto as Exhibit B.

Accrued interest shall be payable on the Maturity Date, when all accrued but unpaid interest and the unpaid principal balance shall be paid in full.

The Company may at any time, without penalty, prepay in whole or in part the unpaid balance of this Note. Each payment shall be credited first to accrued but unpaid interest and the balance to principal, and interest shall cease to accrue on the amount of principal so paid.

Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

All payments under this Note shall be made in lawful currency of the United States of America to the Holder at [ADDRESS], or at such other address as the Holder shall have furnished to the Company in writing.

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)          The Company shall fail to pay when due any principal or interest payment on the due date hereunder and such payment shall not have been made within thirty (30) days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b)          The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, and not discharged within one hundred eighty (180) days of commencement.

1

Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may, by written notice to the Company, declare all unpaid outstanding principal and accrued interest payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, the Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

The Company agrees to reimburse the Holder for all costs of collection or enforcement of this Note (including, but not limited to, reasonable attorneys' fees) incurred by the Holder. Neither this Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, by a party to this Note without the other party’s prior written consent, which the other party may withhold in its sole discretion. The rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

This Note shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws.

EXECUTED at Enerpulse Technologies, Inc., 2451 Alamo Ave SE, Albuquerque, New Mexico 87106.

Enerpulse Technologies, Inc.

By:
Name: Joseph E. Gonnella
Title: Chief Executive Officer

Agreed to and accepted by:

[HOLDER]

By:
Name:
Title:

2

EXHIBIT A

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

ENERPULSE TECHNOLOGIES, INC.

WARRANT

Warrant No.	Original Issue Date: [ ]

Enerpulse Technologies, Inc., a Nevada corporation (the “Company”), hereby certifies that, for value received, [_______] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [ ] shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”), at any time and from time to time from and after the Original Issue Date and through and including [     ], 2019 (the “Expiration Date”), and subject to the following terms and conditions:

1.          Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means $3.75, subject to adjustment in accordance with Section 9.

“Fundamental Transaction” means any of the following: (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Delaware Courts” means the state and federal courts sitting in Wilmington, Delaware.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets Group, Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board, or the OTC Markets Group, Inc. OTCQX or OTCQB tier on which the Common Stock is listed or quoted for trading on the date in question.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant.

2.          Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.          Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.          Exercise and Duration of Warrants. This Warrant shall be exercisable by the registered Holder at any time and from time to time from and after the Original Issuance Date and through and including the Expiration Date. At 5:30 p.m., Mountain time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

5.            Delivery of Warrant Shares.

(a)          To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant is being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, the Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust & Clearing Corporation or another established clearing corporation performing similar functions, if available, provided, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)          If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

(c)          If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the Date of Exercise and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

(d)          The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof.

6.          Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.          Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.          Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.          Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)          Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and ensuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)          Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)          Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)          Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

(f)          Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

10.         Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)          Cash Exercise. The Holder may deliver immediately available funds; or

(b)          Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the daily volume weighted average price for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

11.         Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant. This restriction may not be waived. Notwithstanding anything to the contrary contained in this Warrant, (a) no term of this Section may be waived by any party, nor amended such that the threshold percentage of ownership would be directly or indirectly increased, (b) this restriction runs with the Warrant and may not be modified or waived by any subsequent holder hereof and (c) any attempted waiver, modification or amendment of this Section will be void ab initio.

12.         No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

13.         Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (Mountain time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (Mountain time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 2451 Alamo Ave. SE, Albuquerque, NM 87106, Attn: Chief Executive Officer, or to Facsimile No.: [     ] (or such other address as the Company shall indicate in writing in accordance with this Section), or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

14.         Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.         Miscellaneous.

(a)          This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The foregoing sentence shall be subject to the restrictions on waivers and amendments set forth in Section 11 of this Warrant.

(b)          All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Warrant and the transactions herein contemplated (“Proceedings”) (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Warrant, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(c)          The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)          In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)          Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ENERPULSE TECHNOLOGIES, INC.

By:
Name:
Title:

EXERCISE NOTICE
ENERPULSE TECHNOLOGIES, INC.
WARRANT DATED [             ]

The undersigned Holder hereby irrevocably elects to purchase_____________ shares of Common Stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2)	The holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(3)	Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(4)	By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.

Dated:___________________, ________	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

EXHIBIT B

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT ( as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is made as of March __, 2014 (“Effective Date”) by and between [_________] (the “Agent”), in its capacity as collateral agent hereunder (the “Collateral Agent”) for the purchasers (each a “Secured Party” and collectively, the “Secured Parties”) party to the Purchase Agreement (as defined below) and Enerpulse Technologies, Inc., a Nevada corporation (the “Company”).

RECITAL

A.           The Company and the Secured Parties entered into a Note Purchase Agreement dated as of March 3, 2014 (the “Purchase Agreement”) pursuant to which the Secured Parties purchased, and the Company issued, Secured Promissory Notes (the “Notes”) to the Secured Parties dated as of the Effective Date evidencing the Company’s obligation to repay the Secured Parties certain funds on the terms and conditions set forth in the Notes.

B.           The parties have agreed that the Company’s obligations under the Notes will be secured by the Company’s grant to the Collateral Agent for the benefit of the Secured Parties of a security interest in and to certain Collateral (as defined below), pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.           COLLATERAL AGENT.

1.1           Appointment of Collateral Agent. Appointment of Collateral Agent. Each of the Secured Parties appoints, designates and authorizes [__________] as the Collateral Agent for all Collateral, and the Collateral Agent hereby agrees to act as Collateral Agent for the Secured Parties pursuant to the terms of this Agreement. Each Secured Party hereby authorizes the Collateral Agent, and the Collateral Agent agrees, to take such action on its behalf under the provisions of this Agreement and each Note and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, the Purchase Agreement or any Note, together with such powers as are reasonably incidental thereto, including to execute and enter into this Agreement, the Purchase Agreement and any other instruments relating to this Agreement and the Notes (the “Purchase Documents”). Notwithstanding any provision to the contrary contained elsewhere in any Purchase Document, the Collateral Agent (which term used in this sentence, and in Section 1.2 and Section 1.5 shall include reference to its affiliates, and its own and its affiliates' officers, directors, employees and agents) shall not have any duties or responsibilities, other than the duty to perform its express obligations under this Agreement and the other applicable Purchase Documents in accordance with their respective terms, subject in all events to the provisions of this Agreement limiting the responsibility or liability of the Collateral Agent hereunder, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Secured Party under this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Purchase Document or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the Purchase Agreement or any Note with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. By acceptance of the benefits of this Agreement (whether by execution hereof or under the terms of the Purchase Agreement), each Secured Party that is not a party to this Agreement shall be deemed to have consented to the appointment and authorization set forth in the first two sentences of this subsection and the other provisions of this Section 1.

1.2           Liability of Collateral Agent. Neither the Collateral Agent nor any of its affiliates, officers, directors, employees, agents or attorneys in fact shall (i) be liable for any action taken or omitted to be taken by it or any such person under or in connection with this Agreement or any other Purchase Document or the transactions contemplated hereby or thereby (except for its own bad faith, gross negligence or willful misconduct (provided that the foregoing shall not limit any liability the Collateral Agent may have arising solely in respect of its capacity as a Secured Party)), or (ii) responsible in any manner to any Secured Party for any recital, statement, representation or warranty made by the Company, or any officer thereof, contained in this Agreement or any other Purchase Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Purchase Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Purchase Document, or for any failure of the Company to perform its obligations hereunder or thereunder.

1.3           Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, teletype or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement, the Purchase Agreement or any Note unless it shall first receive such advice or concurrence of the Secured Parties.

1.4           Failure to Act. No provision of this Agreement or the Purchase Agreement shall require the Collateral Agent to take any action that it reasonably and in good faith believes (based on the written advice of counsel) to be contrary to a law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder (unless reasonable assurance has been provided for the reimbursement of such funds or liability).

1.5           Indemnification. Each Secured Party shall, based on its pro rata share of the Indebtedness, severally indemnify the Collateral Agent and its successors, assigns, agents and employees, from and against any and all losses, claims, damages, penalties, liabilities, and related reasonable out-of-pocket expenses imposed on incurred by or asserted against the Collateral Agent, or its successors, assigns, agents and employees, in any way directly relating to or arising out of this Agreement and any other Purchase Document, or the ownership, delivery, possession, use, condition, or disposition of any Collateral, other than any such losses, claims, damages, penalties, liabilities or expenses arising out of the gross negligence or willful misconduct of the Collateral Agent (acting in such capacity).

2.           Security.

2.1           Grant of Security Interest. As security for the prompt and punctual payment and performance of all Indebtedness (as defined below) of the Company to the Secured Parties when and as due under the Notes, the Company hereby grants to the Collateral Agent for the benefit of the Secured Parties a security interest in the Collateral (as defined below). For purposes of this Agreement, “Indebtedness” means all obligations and liabilities of the Company to the Secured Parties under the Notes.

2.2           Collateral Defined. As used in this Agreement, the term “Collateral” means, collectively, any and all of the Company’s accounts receivable and equipment, whether now owned by the Company or hereafter acquired, and all proceeds thereof.

2.3           Collateral Agent and Secured Party Rights. Collateral Agent is hereby authorized to file one or more UCC-1 Financing Statements with the Secretary of State of the State of Nevada or any other applicable filing office evidencing and providing notice of the security interest granted to Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in the Collateral.

2.4           Release of Collateral. Upon the full and final discharge of all of the Indebtedness, the Collateral Agent and the Secured Parties will execute and deliver such documents as may be reasonably necessary and requested by the Company to release the Collateral from the security interest granted to the Collateral Agent for the benefit of the Secured Parties in this Agreement.

2.5           Termination. When all the Indebtedness has been paid in full and discharged, this Agreement and the security interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder will terminate and a UCC-3 Termination Statement shall be filed by the Collateral Agent indicate the termination of the security interest created hereby.

3.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Collateral Agent and the Secured Parties that the statements contained in the following paragraphs of this Section 2 are all true and correct immediately prior to the execution of the Notes.

3.1           Title. The Company owns all right, title and interest in and to the Collateral.

3.2           Right to Grant Interest. The Company has the right to grant the security interest under this Agreement to Collateral Agent for the benefit of the Secured Parties in the Collateral.

3.3           No Bankruptcy. The Company is not subject to any bankruptcy case or insolvency proceedings before any court in any jurisdiction. In the ninety (90) days preceding the date of this Agreement, the Company has not received any threat from any third party to subject the Company to any involuntary bankruptcy or insolvency proceeding.

4.           Covenants of the Company. So long as any of the Company Indebtedness to the Secured Parties has not been fully satisfied, the Company covenants and agrees with the Collateral Agent and the Secured Parties that:

4.1           Payment of Indebtedness. The Company will pay all Indebtedness when due under the Notes.

4.2           Condition of Collateral. The Company will maintain the Collateral in good condition and repair.

4.3           Further Assurances. The Company will execute and deliver such documents as Secured Parties deems necessary to create, perfect and continue the security interests granted by this Agreement.

4.4           Taxes. The Company will pay all taxes due and owing by the Company at such time as they become due.

4.5           No Sale or Transfer. The Company will not to sell, offer to sell, or otherwise transfer the Collateral, except in the ordinary course of business.

4.6           Books and Records. The Company will keep, in accordance with accounting principles consistently applied, complete and accurate books and records regarding all Collateral.

4.7           Inspection. The Company will permit the Collateral Agent and/or the Secured Parties and their designees at all reasonable times to inspect the Collateral and Company’s books and records relating to Collateral, and to audit and make copies or extracts from such books and records.

5.           Rights and Remedies Upon Event of Default.

5.1           General Remedies. In the event of an occurrence and continuation of an Event of Default, in addition to exercising any other rights or remedies the Collateral Agent may have on behalf of the Secured Parties under the Notes, at law or in equity, or pursuant to the provisions of the Uniform Commercial Code, the Collateral Agent, at the written direction of any Secured Party, shall, and without demand first made, exercise any one or all of the following rights and remedies: (i) collect the Collateral and its proceeds; (ii) proceed with the foreclosure of the security interest in the Collateral granted herein and the sale or endorsement and collection of the proceeds of the Collateral in any manner permitted by law or provided for herein; (iii) collect payments directly from the account debtors; (iv) institute a suit or other action against the Company for recovery on the Notes or to effect a sale of the Collateral; (v) exercise any rights and remedies of a secured party under the Uniform Commercial Code; and/or (vi) offset, against any payment due from the Company to the Secured Parties, the whole or any part of any Indebtedness of the Secured Parties to the Company.

5.2           No Election of Remedies. The election by any Secured Party of any right or remedy will not prevent any Secured Party from exercising any other right or remedy against the Company.

5.3           Proceeds. If an Event of Default occurs, all proceeds and payments with respect to the Collateral will be retained by the Collateral Agent for the benefit of the Secured Parties (or if received by the Company will be held in trust and will be forthwith delivered by the Company to the Collateral Agent in the original form received, endorsed in blank) and held by the Collateral Agent for the benefit of the Secured Parties as part of the Collateral or applied by Collateral Agent for the benefit of the Secured Parties to the payment of the Indebtedness as provided in Section 5.5 below.

5.4           Sales of Collateral. Any item of Collateral may be sold for cash or other value at public or private sale or other disposition and the proceeds thereof collected by the Collateral Agent as provided in the Uniform Commercial Code or under other applicable law. The Company agrees to promptly execute and deliver, or promptly cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates and affidavits and supply or cause to be supplied such further information and take such further action as the Collateral Agent or the Secured Parties may reasonably require in connection with any such sale or disposition. The Secured Parties will have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, acting collectively or individually, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Collateral Agent agrees to give the Company ten (10) days’ prior written notice of any sale or other disposition of Collateral (or any part thereof) by the Collateral Agent for the benefit of the Secured Parties.

5.5           Application of Proceeds. The proceeds of all sales and collections in respect of the Collateral, the application of which is not otherwise specifically herein provided for, will be applied as follows: (i) first, to the payment of the costs and expenses of such sale or sales and collections and the actual attorneys’ fees and out-of-pocket expenses incurred by the Collateral Agent and the Secured Parties relating to costs of collection; (ii) second, any surplus then remaining will be applied to the payment of all unpaid Indebtedness, based on the pro rata amount outstanding in favor of each Secured Party; and (iii) third, any surplus then remaining will be paid to the Company.

6.           GENERAL PROVISIONS.

6.1           Survival of Warranties. The representations, warranties and covenants of the Company and the Secured Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Secured Parties or the Company, as the case may be.

6.2           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

6.3           Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware as applied to agreements entered into and to be performed entirely within Delaware, without reference to principles of conflict of laws or choice of laws and, to the extent applicable, by federal law.

6.4           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5           Headings. The headings and captions used in this Agreement are used only for convenience and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

6.6           Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party on the signature page hereto, or, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties.

6.7           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

6.8           Further Assurances. From and after the date of this Agreement, upon the request of the Secured Parties or the Company, the Company and the Secured Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

5.9           Waiver and Amendment. Any of the terms and provisions of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but only by a written instrument executed by such party. This Agreement may be amended only by an agreement in writing executed by the parties.

5.10         Delay or Omission. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this SECURITY AGREEMENT to be executed and delivered as of the date first above written.

COLLATERAL AGENT:

By:
[COLLATERAL AGENT]

COMPANY:

ENERPULSE TECHNOLOGIES, INC.

By:
Joseph E. Gonnella
Chief Executive Officer